Exhibit 10.23

AMENDMENT NO. 2 TO THE AMENDED AND RESTATED
PATHMARK STORES, INC.
2000 EMPLOYEE EQUITY PLAN

This Amendment No. 2 to the Amended and Restated Pathmark Stores, Inc. 2000 Employee Equity Plan (the “Amendment”) was adopted by the Compensation Committee of the Board of Directors (the “Board of Directors”) of Pathmark Stores, Inc. (the “Company”) on March 25, 2004.

The Amended and Restated Pathmark Stores, Inc. 2000 Employee Equity Plan (the “Plan”) was adopted by the Board of Directors on March 26, 2002 and by the stockholders of the Company on June 13, 2002.  Amendment No. 1 to the Plan was adopted by the Board of Directors on April 4, 2003 and the stockholders of the Company on June 13, 2003.  The Plan, including Amendment No. 1, is hereinafter referred to as the EEP.

The EEP is hereby amended as follows:

Section 1.  Amendment to Plan.

A.            The last sentence of Section 11 of the EEP is hereby deleted.

B.            A new subsection (c) to Section  14 of the EEP is hereby added, as follows:

“(c) Minimum Vesting.  Restricted Stock Units, Stock Awards, Performance Units and Other Awards that are granted in respect to individual or corporate performance shall vest no sooner than one year from the date of grant, and Restricted Stock Units, Stock Awards, Performance Units and Other Awards that are granted in connection with hiring or retention arrangements between the Company and a Participant shall vest no sooner than three years from the date of grant (subject to early vesting as provided in Section 7(c) above and such other additional circumstances as the Committee may determine, in its discretion).”

C.            The second proviso in the first sentence of Section 16 of the EEP is hereby deleted and the following shall be substituted in lieu thereof:

“…and provided further, that, except as contemplated by Section 15(b) above, the Board or Committee may not, without the approval of the Company’s stockholders, increase the maximum number of shares issuable under the plan, reduce the exercise price of a Stock Option or Stock Appreciation Right, or modify Section 8(b) or Section 14(a) above.”

  Section 2.  Instruments to be Read Together.  This Amendment shall be deemed incorporated into and made a part of the EEP.  This Amendment and the EEP shall henceforth be read together.

Section 3.  Effective Date.  The effective date of this Amendment shall be the date of its adoption by either the Compensation Committee of the Board of Directors or the Board of Directors.

Section 4.  Effect on the Plan.  Except as specifically modified above, the terms of the EEP shall remain in full force and effect.

IN WITNESS WHEREOF, Pathmark Stores, Inc. has caused this Amendment to be executed this 25th day of March, 2004.

PATHMARK STORES, INC.

By	/s/Marc A. Strassler
Marc A. Strassler
Senior Vice President